INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this "Agreement") is made and entered into as of this 14th day of March, 2006 by and between Professional Traders Fund, LLC ("PTF") and Professional Offshore Opportunity Fund Limited ("POOF").

WITNESSETH:

WHEREAS, pursuant to the PTF Loan Documents (as defined below), PTF has made certain loans and other financial accommodations to the Company(defined below); WHEREAS, pursuant to the POOF Loan Documents (as defined below), POOF has made certain loans and other financial accommodations to the Company; and WHEREAS, PTF and POOF desire to agree on the relative priority of their respective security interests in and liens on the Collateral (defined below) and certain other rights, priorities and interests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  Definitions.

All capitalized terms used herein shall have the meanings set forth below:

"Collateral" shall mean all property and interests in property of the Company in which there is both a duly perfected lien or security interest to secure the PTF Obligations and a duly perfected lien or security interest to secure the POOF Obligations and shall include any and all shares pledged pursuant to the Pledge Agreement.

"Company" shall mean CAL-BAY International, Inc., a Nevada corporation, and any successor or assign of the Company and any other entity which is or is required to become an obligor on the PTF Obligations or the POOF Obligations.

"Creditors" shall mean PTF and POOF.

"Enforcement" shall mean, collectively or individually, repossessing, selling, leasing or otherwise disposing of or realizing on all or any part of any Collateral by any Creditor, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so; commencing the enforcement with respect to any Collateral of any of the default remedies under any of the PTF Loan Documents, the POOF Loan Documents or any security or pledge agreement of any kind, the UCC or other applicable laws; or appropriating, setting off, or applying any part or all of such Collateral in the possession of, or coming into the possession of, a Creditor or its agent or bailee, to the PTF Obligations or the POOF Obligations.

"Enforcement Notice" shall mean a written notice delivered by either PTF to POOF or by POOF to PTF that Enforcement has commenced and specifying any Event of Default that has occurred and is continuing.

"Enforcement Period" shall mean the period of time following the commencement of an Enforcement until either (i) the final payment or satisfaction in full in cash of both the PTF Obligations and the POOF Obligations, or (ii) PTF and POOF agree in writing to terminate the Enforcement Period.

"Event of Default" shall have the meaning ascribed to such term in the Secured Notes.

"Guarantor" shall mean any guarantor of payment or collection with respect to any of the PTF Obligations or POOF Obligations and shall include any pledgor, including the Pledgor under the Pledge Agreement.

"Mortgages" shall mean the Deeds of Trust dated the date hereof by the Company in favor of PTF and POOF.

"Pledge Agreement" shall mean the Pledge Agreement dated the date hereof among Stephanie M.Burruss and the Creditors.

"POOF Collateral Expenses" shall mean all third party, out of pocket costs and expenses incurred by POOF in connection with any Enforcement.

"POOF Loan Documents" shall mean the Secured Notes, the Registration Rights Agreement, the Poof Warrants, the Mortgage and the Pledge Agreement.

"POOF Obligations" shall mean all of the indebtedness, liabilities or obligations of the Company to POOF under any POOF Loan Document.

"POOF Outstanding Principal and Interest" shall mean principal in the amount of $1,070,972.22, accrued interest, any premium or late charges, and all protective advances made by or on behalf of POOF under the POOF Loan Documents.

"POOF Warrants" shall mean the Warrants dated the date hereof issued by the Company to POOF for an aggregate of 1,115,596 shares of the Company's common stock.

"PTF Collateral Expenses" shall mean all third party, out of pocket costs and expenses incurred by PTF in connection with any Enforcement.

"PTF Loan Documents" shall mean the Secured Notes, the Registration Rights Agreement, the PTF Warrant, the Mortgage and the Pledge Agreement.

"PTF Obligations" shall mean all of the indebtedness, liabilities and obligations of the Company to PTF under any PTF Loan Document.

"PTF Outstanding Principal and Interest" shall mean principal in the amount of $555,486.11, accrued interest, any premium or late charges, and all protective advances made by or on behalf of PTF under the PTF Loan Documents.

"PTF Warrants" shall mean the Warrants dated the date hereof issued by the Company to PTF for an aggregate of 578,632 shares of the Company's common stock.

"Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof among the Company and the Creditors.

"Secured Notes" shall mean the Senior Secured Convertible Promissory Notes in the aggregate principal amount of $1,626,458.33 dated the date hereof issued by the Company to the Creditors.

"UCC" shall mean the Uniform Commercial Code of any applicable jurisdiction, asin effect from time to time.

SECTION 2.  Priority of Liens.

The parties hereto agree that notwithstanding (a) the date, manner or order of perfection of the security interests and liens in the Collateral granted in favor of Creditors, (b) the provisions of any UCC or any other applicable laws or decisions, (c) the provisions of any of the PTF Loan Documents, any POOF Loan Document or any other contract in effect between either Creditor, on the one hand, and the Company or Guarantor or any affiliate thereof, on the other, and (d) whether either Creditor or any agent or bailee thereof holds possession of any part or all of the Collateral, the liens and security interests in the Collateral securing the PTF Obligations and the POOF Obligations shall be pari passu,notwithstanding the order in which such liens and security interests shall have been granted,created or perfected.

SECTION 3.  Distribution of Proceeds of Collateral During Enforcement Period.

(a)  	During any Enforcement Period, all proceeds of Collateral shall be distributed as follows:

(1)	First, to pay the PTF Outstanding Principal and Interest and the POOF
Outstanding Principal and Interest, pro rata in proportion to the unpaid amounts thereof;

(2)	Next, to the extent proceeds remain, to pay the PTF Collateral Expenses and the POOF Collateral Expenses, pro rata in proportion to the unpaid amounts thereof; and

(3)	Next, to the extent proceeds remain, to pay any remaining PTF
Obligations and POOF Obligations, pro rata in proportion to the unpaid amounts thereof. After all of the foregoing have been finally paid in full in cash, the balance of proceeds of Collateral, if any, shall be paid to the Company or as otherwise required by applicable law.

(b) For the purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditors and there are no other persons or entities who are intended to be benefited in any way by this Agreement. The distribution provisions of this Section 3 are for the purpose of determining the relative amounts of proceeds of the Collateral to be distributed to each Creditor and not for the purpose of creating an agreement as to the manner in which any such proceeds are actually to be applied to pay the PTF Obligations or the POOF Obligations. Each Creditor shall be free, each in its own discretion,to apply any such proceeds to the PTF Obligations or the POOF Obligations, as the case may be, held by each in such order as it may determine.

SECTION 4.  Enforcement Actions.

PTF agrees that it will use its reasonable efforts to give POOF an Enforcement Notice prior to commencing any Enforcement. POOF agrees that it will use its reasonable efforts to give PTF an Enforcement Notice prior to commencing an Enforcement. Failure to give any of the foregoing Enforcement Notices shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The parties agree that during an Enforcement Period, if any Creditor has any security interest in or lien on any of the Collateralas security for payment of any indebtedness of the Company, other than the PTF Obligations or the POOF Obligations, then PTF or POOF, as the case may be, may not apply the proceeds of any of the Collateral to satisfy such other indebtedness until all the POOF Obligations and the PTF Obligations are finally paid in full in cash.

SECTION 5.  Amendments, Modifications and Increases.

Each Creditor may enter into new agreements with the Company without in any way affecting the rights and obligations of the Creditors under this Agreement. Should either or both Creditors cease extending further credit to the Company, this Agreement nevertheless shall continue in effect as to the outstanding PTF Obligations or POOF Obligations, as applicable.

SECTION 6.  Accounting.

Each Creditor agrees to render an accounting to the other upon the reasonable request from the other as soon as reasonably practicable after such request, giving effect to the application of the proceeds of Collateral as hereinbefore provided.

SECTION 7.  Notices of Defaults.

PTF and POOF agree touse their reasonable efforts to give to the other(a) copies of any notice of the occurrence or existence of an Event of Default sent to the Company or any Guarantor simultaneously with the sending of such notice to such Company or Guarantor, and (b) notice of any acceleration of any of the PTF Obligations or any of the POOF Obligations, promptly after such acceleration, but the failure to give any such copy or notice shall not affect the validity of any such notice of Event of Default or such acceleration or create a cause of action against the party failing to give such copy or notice or create any claim or right on behalf of any third party. The sending of any such copy of such notice of Event of Default shall not give the recipient the obligation to cure such Event of Default.

SECTION 8.  Agency For Perfection.

PTF hereby appoints POOF as PTF's bailee for purposes of perfecting PTF's security interests in any Collateral in the possession of POOF. POOF hereby appoints PTF as POOF's bailee for purposes of perfecting POOF's security interestsin any Collateral in the possession of PTF.Each Creditor acknowledges and agrees that the other Creditor is not acting as an agent,representative or other fiduciary with respect to the Collateral and that such other Creditor's only duty hereunder with respect to the Collateral is to apply the proceeds thereof as provided in Section 3 hereof. Neither Creditor shall incur any liability to the other Creditor by virtue of acting as the other's agent hereunder, and either Creditor may relinquish possession of Collateral in its possession without the consent of the other Creditor, and without incurring liability to the other Creditor, unless there is an express written agreement to the contrary in effect between the Creditors.

SECTION 9.  Actions Upon Repayment of PTF Obligations or POOF Obligations.

If either the PTF Obligations or the POOF Obligations are indefeasibly paid in full in cash as a result of an Enforcement hereunder, but not both, then the party whose Obligations are thus fully paid shall transfer any Collateral or proceeds therefrom held by it to the other party, unless otherwise required to remit the proceeds according to law,and shall assign its security interest and all of its rights under financing statements to the other party, unless otherwise agreed to in writing by the other party.

SECTION 10.  UCC Notices.

In the event that either Creditor shall be required by any UCC or any other applicable law to give notice to the other of intended disposition of Collateral,such notice shall be given in accordance with Section 11 hereof and ten (10) days'notice shall be deemed to be commercially reasonable.

SECTION 11.  Notices.

Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

(i)	If to PTF, at:
Professional Traders Fund, LLC
1400 Old Country Road, Suite 206
Westbury, New York 11590
Telephone:  516-228-0070
Fax:  516-228-8083
Attention:   Howard Berger

(ii)	If to POOF, at:
Professional Offshore Opportunity Fund Limited
Professional Traders Management, LLC
1400 Old Country Road, Suite 206
Westbury, New York 11590
Telephone:  516-228-0070
Fax:  516-228-8083
 Attention:  Howard Berger

or to such other address as any party designates to the others in the manner herein prescribed.

SECTION 12.  Contesting Liens or Security Interests.
Neither PTF nor POOF shall contest the validity, perfection, priority or enforceability of any lien or security interest granted to the other by the Company or any Guarantor,and each of PTF and POOF hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interest. Each of PTF and POOF shall also use its best efforts to notify the other of any change in the location of any of the Collateral orthe business operations of the Company or any Guarantor, or of any change in law which would make it necessary or advisable for the other party to file additional financing statements in another location as against the Company or any Guarantor, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The priorities and distribution provision set forth in this Agreement with respect to any Collateral are expressly conditioned upon the non avoidability and perfection of liens or security interests to secure both the PTF Obligations and the POOF Obligations in such Collateral. If a lien or security interest is not perfected or is voidable for any reason in any Collateral with respect to the PTF Obligations or the POOF Obligations, then the priorities and distribution provisions provided for herein with respect to such Collateral shall not be effective to the extent of such nonperfection or avoidability.

SECTION 13.  Exercise of Remedies.

Subject only toany express provision of this Agreement that requires a Creditor to take or refrain from taking an action, each Creditor may exercise its good faith discretion with respectto exercising or refraining from exercising any of its rights and remedies or taking any Enforcement Action. PTF agrees that POOF shall not incur any liability to PTF for taking or refraining from taking or directing any action (including any Enforcement Action) with respect to the Collateral so long as POOF complies with the applicable provisions of this Agreement and exercises its discretion in good faith. POOF agrees that PTF shall not incur any liability to POOF for taking or refraining from taking or directing any action with respect to Collateral (including any Enforcement Action) so longas PTF complies with the applicable provisions of this Agreement and exercises its discretion in good faith. The Creditors agree that either Creditor may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by the Company or any Guarantor free of such Creditor's security interest, without incurring any liability to the other Creditor.

SECTION 14.  No  Additional  Rights  for Company Hereunder.

If either PTF or POOF shall enforce its rights or remedies in violation of the terms of this Agreement, the Company and each Guarantor agrees that it shall not use such violation as a defense to the Enforcement by any such party nor assert such violation as a counterclaim or basis for set off or recoupment against any such party.

SECTION 15.  Independent Credit Investigations.

No Creditor nor any of its directors, officers, agents or employees shall be responsible to the other Creditor or to any other person or entity for the Company's or any Guarantor's solvency, creditworthiness, financial condition or ability to repay any of the PTF Obligations or the POOF Obligations or for the accuracy of any recitals, statements,representations or warranties of the Company or any Guarantor, oral or written, or for the validity, sufficiency, enforceability or perfection of the PTF Obligations, the POOF Obligations, the PTF Loan Documents or the POOF Loan Documents, or any security interests or liens granted by the Company or any Guarantor to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely upon any representation to the other Creditor, with respect to matters identified or referred to in this paragraph. Neither Creditor shall have any responsibility to the other Creditor for monitoring or assuring compliance by the Company or any Guarantor with any of the Company's or any Guarantor's covenants or representations made to either Creditor. Without limiting the generality of the foregoing, either Creditor may perform in accordance with the terms of the PTF Obligations, the POOF Obligations, the PTF Loan Documents or the POOF Loan Documents, as applicable, (subject to this Agreement) without regard to whether the Company's or any Guarantor's performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the other Creditor's documents with the Company or any Guarantor, and under no circumstances shall any Creditor be liable to the other for inducing a breach or violation of the other's documents by virtue of performing in accordance with the terms of its own documents with the Company or any Guarantor (subject to this Agreement).

SECTION 16.  Authority  in  Bankruptcy  Proceedings.

Nothing contained herein shall limit or restrict the independent right of any Creditor to initiate actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment or debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against the Company or any Guarantor.

SECTION 17.  Effect of Dispositions of Collateral on Security Interests.

Creditors agree that, so long as the proceeds for any sale, dispositions on collection of the Collateral are applied as required by Section 3 hereof
(a) any UCC collection, sale or other disposition of any Collateral by PTF in accordance with the terms hereof shall be free and clear of any security interest, lien, claim or offset of POOF in such Collateral, and (b) any UCC collection, sale or other disposition of any Collateral by POOF in accordance with the terms hereof shall be free and clear of the security interest of PTF in such Collateral. To the extent reasonably requested by either Creditor, the other Creditor will cooperate in providing any necessary or appropriate releases to permit a collection, sale or other disposition of Collateral by the Creditor in accordance with the provisions hereof.

SECTION 18.  Amendment.

The Agreement and the provisions hereof may be amended, modified or waived only by writing signed by the Creditors.

SECTION 19.  Marshalling of Assets.

PTF hereby waives any and all rights to have the Collateral, or any part thereof, marshalled upon any foreclosure of any of the liens securing the PTF Obligations. POOF hereby waives any and all rights to have the Collateral, or any part thereof, marshalled upon any foreclosure of any of the liens securing the POOF Obligations.

SECTION 20.  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, including subsequent holders of the PTF Obligations and the POOF Obligations; provided that PTF shall not assign or transfer any interest in the PTF Obligations and POOF shall not assign or transfer any interest in any POOF Obligations, in each case unless such transfer or assignment is made subject to this Agreement and such transferee or assignee becomes a signatory to this Agreement. The term "PTF" shall include any such subsequent holder of any PTF Obligations and the term "POOF" shall include any such subsequent holder of any POOF Obligations, whenever the context permits.

SECTION 21.  Waivers; Failure or Delay.

No failure or delay on the part of either Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof;nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

SECTION 22.  Actions under Loan Documents.

Except to the extent expressly contained or controlled by the terms of this Agreement, each of the Creditors reserves its right to act under its respective Warrants as it determines in its sole discretion; provided that the Creditors agree to cooperate and act jointly in accordance with any actions under the Registration Rights Agreement.

SECTION 23.  Headings.

Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

SECTION 24.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

SECTION 25.  Severability of Provisions.

Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 26.  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATIONS,
ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION). IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

					PROFESSIONAL TRADERS FUND, LLC


		  		By:______________________________
				      Name:
				      Title:


				PROFESSIONAL OFFSHORE OPPORTUNITY
						   FUND LIMITED


				By:______________________________
				      Name:
				      Title:



AGREED:

CAL-BAY INTERNATIONAL, INC.

By: \S\Roger E Pawson
Name:   Roger E Pawson
Title:  President, Cal Bay International, Inc.